PNC ABSOLUTE RETURN MASTER FUND LLC
                   PNC ALTERNATIVE STRATEGIES MASTER FUND LLC
                         PNC LONG-SHORT MASTER FUND LLC
                          PNC ABSOLUTE RETURN FUND LLC
                       PNC ALTERNATIVE STRATEGIES FUND LLC
                             PNC LONG-SHORT FUND LLC
                        PNC ABSOLUTE RETURN TEDI FUND LLC
                    PNC ALTERNATIVE STRATEGIES TEDI FUND LLC
                          PNC LONG-SHORT TEDI FUND LLC
                    (THE "PNC ALTERNATIVE INVESTMENT FUNDS")

                       PROXY VOTING POLICY AND PROCEDURES
                       ----------------------------------


         The Board of Directors of PNC Alternative Investment Funds (each a "Company" collectively, the "Companies") hereby adopts the following policy and procedures with respect to voting proxies relating to private investment funds and/or portfolio securities (the "Securities") held by each Company:

I.    POLICY

         A. It is the policy of the Board of Directors of each Company (the "Board") to delegate the responsibility for voting proxies relating to Securities held by each Company to PNC Capital Advisors, Inc. (the "Investment Manager") as a part of the Investment Manager's general management of each Company, subject to the Board's continuing oversight.(1) The voting of proxies is an integral part of the investment management services that the Investment Manager provides pursuant to the advisory contract.

         B. The Investment Manager may, but is not required to, further delegate the responsibility for voting proxies relating to Securities held by each Company to an investment adviser (each an "Adviser") retained to provide investment advisory services to a Company. If such responsibility is delegated to an Adviser, then the Adviser shall assume the fiduciary duty and reporting responsibilities of the Investment Manager under these policy guidelines.

II.   FIDUCIARY DUTY

The right to vote a proxy with respect to Securities held by a Company is an asset of that Company. The Investment Manager or Adviser, to which authority to vote on behalf of each Company is delegated, acts as a fiduciary of the Company and must vote proxies in a manner consistent with the best interest of the Company and its shareholders.



----------------------------------------------
(1) This policy is adopted for the purpose of the disclosure requirements adopted by the Securities and Exchange Commission, Releases No. 33-8188, 34-47304, IC-25922.

III.  PROCEDURES

The following are the procedures adopted by the Board for the administration of this policy:


         A. Review of Investment Manager Proxy Voting Procedures. The Investment Manager and respective Adviser(s) with authority to vote proxies on behalf of the each Company shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any of these documents.

         B. Reporting. With respect to those proxies that the Investment Manager or Adviser have identified as involving a conflict of interest(2), the Investment Manager or Adviser shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy.

IV.   REVOCATION

The delegation by the Board of the authority to vote proxies relating to Securities of each Company is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V.     ANNUAL FILING

Each Company shall file an annual report of each proxy voted with respect to Securities of such Company during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

VI.   DISCLOSURES

         A. The Company shall include in its registration statement:

            1. A description of this policy and of the policies and procedures used by the Investment Manager or by a Adviser to determine how to vote proxies relating to Securities(3); and


----------------------------------------
2) As it is used in this document, the term "conflict of interest" refers to a situation in which the Investment Manager or Adviser or affiliated persons of the Investment Manager or Adviser have a financial interest in a matter presented by a proxy other than the obligation it incurs as investment adviser to each Company which compromises the Investment Manager's or Adviser's independence of judgment and action with respect to the voting of the proxy.

(3) This disclosure shall be included in the registration statement or annual report next filed on behalf of each Company after July 1, 2003.

            2. A statement disclosing that information regarding how the Company voted proxies relating to Securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Investment Manager, collect, at (410) 237-5900 or on the SEC website.(4)


B. The Company shall include in its Annual and Semi-Annual Reports to shareholders:

            1. A statement disclosing that a description of the policies and procedures used by or on behalf of the Company to determine how to vote proxies relating to Securities of each Company is available without charge, upon request, by calling the Investment Manager, collect, at (410) 237-5900 or on the SEC website.(5)

            2. A statement disclosing that information regarding how the Company voted proxies relating to Securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Investment Manager, collect, at (410) 237-5900 or on the SEC website.(6)

VII.  REVIEW OF POLICY.

At least annually, the Board shall review this Policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.



Adopted:  May 9, 2003
Amended: November 17, 2005
Revised: August 10, 2009






----------------------------------------
(4) This disclosure shall be included in the registration statement next filed on behalf of each Company after August 31, 2004.

(5) This disclosure shall be included in the report next filed on behalf of each Company after July 1, 2003.
(6) This disclosure shall be included in the report next filed on behalf of each Company after August 31, 2004.